   As filed with the Securities and Exchange Commission on January 22, 2001

                                                   Registration No.333-_________
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------
                      Plains All American Pipeline, L.P.
            (Exact name of registrant as specified in its charter)


           Delaware                                              76-0582150
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             500 Dallas, Suite 700
                             Houston, Texas 77002
                                (713) 654-1414
         (Address of principal executive offices, including zip code)

                             --------------------

              Phantom Unit Grant Agreement for Phillip D. Kramer
              Phantom Unit Grant Agreement for Cynthia A. Feeback
             Phantom Unit Grant Agreement for William C. Egg, Jr.
               Phantom Unit Grant Agreement for James G. Hester
                           (Full title of the plans)

                                   Tim Moore
                 Vice President, General Counsel and Secretary
                           Plains All American Inc.
                             500 Dallas, Suite 700
                             Houston, Texas 77002
                    (Name and address of agent for service)

                                (713) 654-1414
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                                David P. Oelman
                            Vinson & Elkins L.L.P.
                      2300 First City Tower, 1001 Fannin
                             Houston, Texas 77002
                                (713) 758-2222

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
               Title of                         Maximum         Proposed maximum     Proposed maximum      Amount of
           securities to be                  Amount to be      offering price per        aggregate      registration fee
              registered                    registered  (1)        share  (2)         offering price
-------------------------------------------------------------------------------------------------------------------------
Common Units representing limited
 partner interests.....................      50,000 units           $20.00              $1,000,000           $250.00
=========================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional common units that become issuable under the phantom unit agreements by reason of any unit dividend, unit split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding common units.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

================================================================================

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II
              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     We incorporate by reference and make a part of this registration statement the following documents as of their respective dates as filed with the Securities and Exchange Commission.

     . the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999, filed March 30, 2000;

     . the Partnership's Quarterly Report on Form 10-Q for the period ended March 31, 2000, filed May 15, 2000;

     . the Partnership's Quarterly Report on Form 10-Q for the period ended June 30, 2000, filed August 14, 2000;

     . the Partnership's Quarterly Report on Form 10-Q for the period ended September 30, 2000, filed November 14, 2000;

     . the description of the Partnership's Common Units contained in its Registration Statement on Form 8-A filed November 3, 1998; and

     .   the Partnership's Current Report on Form 8-K filed September 15, 2000.

     All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.
         -------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.
Section 7.7 of the Second Amended and Restated Partnership Agreement of the Partnership (the "Partnership Agreement") provides that to the fullest extent permitted by law, (i) the general partner of the Partnership (the "General Partner"), (ii) any former General Partner (a "Departing Partner"), and (iii) any person who is or was an officer or director of the General Partner or any Departing Partner shall be indemnified and held harmless by the Partnership. In addition, (a) any individual, corporation, partnership, trust, unincorporated organization, association or other entity (collectively, a "Person") who is or was an affiliate of the General Partner or any Departing Partner, (b) any employee, partner, agent or trustee of the General Partner, any Departing Partner or any such affiliate, or (c) any Person who is or was serving at the request of the General Partner, any Departing Partner or any such affiliate as a director, officer, employee, partner, agent or trustee of another Person may be indemnified and held harmless by the Partnership, to the extent deemed advisable by the General Partner, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including without limitation, legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as (x) the General Partner, a Departing Partner or any of their affiliates, (y) an officer, director, employee, partner, agent or trustee of the General Partner, any Departing Partner or any of their affiliates or (z) a Person serving at the request of the Partnership in another entity in a similar capacity; provided, that in each case the indemnitee acted in good faith, in a manner which such indemnitee believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

     Section 7.7 of the Partnership Agreement also states that to the fullest extent permitted by law, expenses (including without limitation, reasonable legal fees and expenses) incurred by an indemnitee in defending any claim, demand action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the indemnitee to repay such amount if it shall be determined that the indemnitee is not entitled to be indemnified as authorized by the Partnership Agreement.

     Additionally, Section 7.8 of the Partnership Agreement provides that no indemnitee shall be liable for monetary damages to the Partnership, the limited partners of the Partnership or any other Persons who have acquired interests in common 0or preference units of the Partnership, for losses sustained or liabilities incurred as a result of any act or omission if such indemnitee acted in good faith.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

     Unless otherwise indicated below as being incorporated by reference to another filing of the Partnership with the Commission, each of the following exhibits is filed herewith:

Exhibit
Number         Description
------         -----------

5.1       -    Opinion of Tim Moore as to the validity of the securities being registered

23.1      -    Consent of PricewaterhouseCoopers LLP

23.5      -    Consent of Tim Moore (included in Exhibit 5.1)

24.1      -    Power of Attorney (set forth on the signature page contained in
               Part II of this Registration Statement)

99.1      -    Phantom Unit Grant Agreement for Phillip D. Kramer

99.2      -    Phantom Unit Grant Agreement for Cynthia A. Feeback

99.3      -    Phantom Unit Grant Agreement for William C. Egg, Jr.

99.4      -    Phantom Unit Grant Agreement for James G. Hester

Item 9.  Undertakings.
         ------------

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of January, 2001.

                              Plains All American Pipeline, L.P.

                              By:   Plains All American Inc.,
                                      its general partner

                              By: /s/ Greg L. Armstrong
                                 ____________________________________
                                    Greg L. Armstrong
                                    Chairman of the Board and
                                    Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tim Moore and Phillip D. Kramer, and each of them, with full power of substitution, their true and lawful attorneys-in-fact and agents to do any and all acts and things in the undersigned's name and on the undersigned's behalf in the undersigned's capacity as an officer or director of Plains All American, Inc. in connection with, and only in connection with, the filing of this registration statement (including, but not limited to, the execution of any and all instruments for the undersigned in the undersigned's name which such person may deem necessary or advisable to enable Plains All American to comply with the Securities Act of 1933, as amended (the "Act") and rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this registration statement), including specifically, but not limited to, the power and authority to sign for the undersigned any and all amendments, including post-effective amendments; and the undersigned does hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 22nd day of January, 2001.

           Signature                                      Title
           ---------                                      -----

/s/ Greg L. Armstrong
_______________________________        Chairman of the Board and Chief Executive
     Greg L. Armstrong                 Officer (Principal Executive Officer)

/s/ Harry N. Pefanis
_______________________________        Chief Operating Officer and Director
     Harry N. Pefanis

/s/ Phillip D. Kramer
_______________________________        Executive Vice President and Chief Financial
     Phillip D. Kramer                 Officer (Principal Financial Officer)

/s/ Cynthia A. Feeback
_______________________________        Treasurer (Principal Accounting Officer)
     Cynthia A. Feeback

/s/ Everardo Goyanes
_______________________________        Director
     Everardo Goyanes

/s/ Robert V. Sinnott
_______________________________        Director
     Robert V. Sinnott

/s/ Arthur L. Smith
_______________________________        Director
     Arthur L. Smith

                               INDEX TO EXHIBITS


Exhibit
Number         Description
------         -----------

5.1       -    Opinion of Tim Moore as to the validity of the securities being registered

23.1      -    Consent of PricewaterhouseCoopers LLP

23.5      -    Consent of Tim Moore (included in Exhibit 5.1)

24.1      -    Power of Attorney (set forth on the signature page contained in
               Part II of this Registration Statement)

99.1      -    Phantom Unit Grant Agreement for Phillip D. Kramer

99.2      -    Phantom Unit Grant Agreement for Cynthia A. Feeback

99.3      -    Phantom Unit Grant Agreement for William C. Egg, Jr.

99.4      -    Phantom Unit Grant Agreement for James G. Hester